EXHIBIT 10.7

                      PATENT LICENSE AGREEMENT AND RELEASE


     This Patent License Agreement (the "Agreement"), dated as of January 5, 2004 ("Effective Date"), is by and among between Equity Technologies & Resources, Inc., with its principal place of business at 325 West Main Street, Lexington, Kentucky 40507 ("ETCR"); Verified Prescription Safeguards, Inc., a wholly-owned subsidiary of ETCR with its principal place of business at 325 West Main Street, Lexington, Kentucky 40507 ("VPS"); EnvoiiHealthcare, L.L.C., a Nevada limited liability company with its principal place of business at 2225 East Randol Mill Road, Suite 305, Arlington, Texas 76011 ("Envoii"); and VPS Holding, LLC, a Kentucky limited liability company and wholly-owned subsidiary of Envoii with its principal place of business at 6031 Russell Cave Road, Lexington, Kentucky 40501 ("VPSH"), and.

                                   BACKGROUND:

     A. ETCR and VPS have pursued the development of certain intellectual property and know-how related to prescription drug monitoring databases for use in a controlled substance prescription environment, as well as by third parties in non-controlled substance prescription environments (the "Technologies").

     B. ETCR, VPS and VPSH entered into that certain Assignment and License dated as of April 23, 2003, pursuant to which all of the rights, title and interest of ETCR and VPS in and to that certain patent application number 60/421,799, filed October 29, 2002 (the "Patent Application") and licensed the Technologies were transferred and assigned to VPSH (the "Original License Agreement") and the parties now desire to terminate the Original License Agreement, ab initio, and grant to VPSH the license rights to the intellectual property contained in the Patent Application and to the Technology contained in this Agreement.

     C. ETCR, VPS, VPSH and Envoii had entered into a Joint Venture Agreement on April 23, 2003 (the "Venture Agreement"), and will, simultaneously with the execution of this Agreement, terminate the Venture Agreement.

     D. Envoii has proposed to acquire VPSH and as a condition to such acquisition has required that the parties hereto enter into this Agreement.

     E. VPSH has been awarded a contract by the State of Kentucky for the development and deployment of a prescription drug monitoring pilot project utilizing the Technologies, the intellectual property claimed in the Patent Application (the "Pilot Project").

     F. Each of ETCR, VPS, VPSH and Envoii will derive benefits from entering into this Agreement and hereby acknowledge such benefits.

                                   AGREEMENTS:

     NOW,  THEREFORE,   in  consideration  of  the  premises,   covenants,   and
obligations provided in this Agreement, the parties agree as follows:

1. Termination and Release of Original License Agreement.

     1.1 ETCR, VPS and VPSH hereby terminate the Original License Agreement and declare it null and void, ab initio.

     1.2 Each of ETCR, VPS and VPSH, on its own behalf and on behalf of its directors, partners, officers, agents, successors, heirs, legal representatives and assigns of each of the foregoing (collectively, the "Releasors"), hereby release, acquit and forever discharge the other and



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     their  respective  directors,   officers,   employees,   and  heirs,  legal
     representatives,  agents  and  attorneys,  and  each  of  their  respective
     successors  and  assigns   (collectively,   the   "Releasees")   from,  and
     extinguishes, any and all claims, demands, debts, damages, costs, losses, expenses, commissions, actions, causes of action, rights, liabilities, obligations and choses in action of whatever nature or type, whether known or unknown, which any of the Releasors have, ever had or may have, or which have been, or could have been, or in the future otherwise might have been asserted in connection with the Original License Agreement, occurring on or prior to the date hereof. Notwithstanding the foregoing, in no event shall this paragraph operate to release any of Releasees from any claims or liability resulting from a breach of the representations, warranties, covenants and agreements of the Releasees contained in this Agreement.

2. Termination and Release of Venture Agreement.

     2.1 ETCR, VPS, VPSH and Envoii hereby terminate the Venture Agreement and declare it null and void, ab initio.

     2.2 Each of ETCR, VPS, VPSH and Envoii, on its own behalf and on behalf of its directors, partners, officers, agents, successors, heirs, legal representatives and assigns of each of the foregoing (collectively, the "Venture Releasors"), hereby release, acquit and forever discharge the other and their respective directors, officers, employees, and heirs, legal representatives, agents and attorneys, and each of their respective successors and assigns (collectively, the "Venture Releasees") from, and extinguishes, any and all claims, demands, debts, damages, costs, losses, expenses, commissions, actions, causes of action, rights, liabilities, obligations and choses in action of whatever nature or type, whether known or unknown, which any of the Venture Releasors have, ever had or may have, or which have been, or could have been, or in the future otherwise might have been asserted in connection with the Venture Agreement, occurring on or prior to the date hereof. Notwithstanding the foregoing, in no event shall this paragraph operate to release any of Venture Releasees from any claims or liability resulting from a breach of the representations, warranties, covenants and agreements of the Venture Releasees contained in this Agreement.

3. Grant of License.

     3.1 ETCR and VPS hereby grant to VPSH, its successors and assigns, an exclusive, perpetual, world-wide, sub-licenseable, right and license to all of the respective rights, title, and interest of ETCR and VPS in and to (a) the Technologies, (b) the Patent Application, and (c) any and all intellectual property claimed under the Patent Application or related thereto, together with all rights to recover damages for past, present, and future infringement of the Technologies and any patent that may issue from the Patent Application, anywhere in the world.

     3.2 ETCR and VPS each hereby agree to reasonably assist and cooperate in all respects with VPSH and its attorneys and agents, and will execute documents and take such further acts reasonably requested by VPSH and its attorneys and agents, to acquire, evidence and perfect the license in VPSH to the Technologies, the Patent Application and any intellectual property claimed thereunder.



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     3.3 ETCR and VPS each  hereby  agree to continue  to  prosecute  the Patent
     Application and any continuations, continuations-in-part, divisionals, and continued prosecution applications derived therefrom. Notwithstanding the foregoing, in the event that ETCR and VPS do not take the appropriate
     actions  to  prosecute  the  Patent   Application  or  any   continuations,
     continuations-in-part, divisionals, and continued prosecution applications derived therefrom, VPSH may do so and all costs and expenses may be deducted by VPSH from any royalty payments due to ETCR under this Agreement.

     3.4 ETCR and VPS will provide VPSH and its representatives with access to, at reasonable times and upon reasonable notice, relevant documents and records pertaining to the conception and reduction to practice of the inventions disclosed in the Patent Application and Technology, and will permit MBH and its representatives to make copies of the same.

4. Royalties.

     4.1 In consideration of the rights granted to VPSH under this Agreement, VPSH will pay ETCR the following royalties:

          (a) An initial royalty of two-thirds (2/3) of the first $150,000 in gross revenues, received by VPSH from the State of Kentucky in connection with the Pilot Project. In the event the State of Kentucky extends or expands the Pilot Project, the parties agree that all revenues received in connection with such extension or expansion shall be the sole property of VPSH.

          (b) For all other projects incorporating or utilizing the intellectual property described in the Patent Application or the Technology, VPSH shall pay a royalty of:

               (i) Twenty-five percent (25%) of the Net Revenues (as defined below) if the project was undertaken by VPSH as a direct result of an initial introduction to the customer by ETCR; or
               (ii) Five percent (5%) of the Net Revenues if the project was undertaken by VPSH without an initial introduction to the customer by ETCR.

     For purposes of this Section 3.1, "Net Revenues" means the revenues actually received by VPSH from the applicable project, less the direct costs incurred by VPSH in connection with performing the project (limited to development, engineering, and training and communication costs). To receive the royalty percentage specified in Section 3.1(b)(i), ETCR must provide VPSH with a written list of potential contacts prior to engaging in any marketing of VPSH services to such contacts. VPSH may remove any potential customer from he contact list provided by ETCR if VPSH or another representative or agent of VPSH has previously contacted such potential customer. Only agreements with customers listed on ETCR's approve list will be eligible for the royalty percentage specified in Section 3.1(b)(i).

     4.2 Royalties will accrue at the time VPSH receives the revenues from the applicable project, and will be due and payable on a calendar quarterly basis, on or before the last business day of the month following the



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     calendar  quarter in which such amounts are received.  Notwithstanding  the foregoing, VPSH may withhold twenty-five percent (25%) of any royalties accrued on a project until completion of that project to ensure that royalties are paid only on Net Revenues. Any royalty holdback will be paid to ETCR within thirty (30) days after completion of the applicable project. VPSH will also provide ETCR with a monthly report within ten business days after the end of each calendar month, detailing the project revenues and associated costs, the total royalty accrued for the immediately preceding calendar month and the calculations used to arrive at those amounts.

     4.3 All past due royalties will accrue interest at the lesser of (a) one and one-half percent (1 1/2%) per month, or (b) the maximum rate permitted by applicable law, in each case, from the date due until fully paid.

     4.4 VPSH will permit ETCR, once per year, to audit VPSH's books and records related to the use of the Software, at reasonable times and with reasonable notice, for the purpose of verifying VPSH's adherence to the terms and conditions of this Agreement. Any audit requested by ETCR will be conducted during VPSH's regular business hours, will comply with VPSH's normal security procedures, and will not unreasonably interfere with VPSH's business operations. All out-of-pocket costs associated with an audit will be paid by ETCR, unless the audit discovers (a) that VPSH is violating the terms and restrictions of the licenses granted in this Agreement; or (b) a discrepancy of five percent (5%) or more in the royalties reported to ETCR, in which case all out-of-pocket costs will be paid by VPSH.

5. Termination.

     5.1 Subject to Section 4.2 below, the term of this Agreement is perpetual.

     5.2 Notwithstanding the term of this Agreement,

          (a) ETCR and VPSH shall have the right to terminate this Agreement upon a material default by the other party of any of its obligations hereunder, if such default has not been cured within thirty (30) days after receipt of written notice from the other party of the alleged default; and

          (b) ETCR shall have the right, but not the obligation, to terminate this Agreement if VPSH files a petition in bankruptcy or in case a petition in bankruptcy is filed against VPSH and said petition is not dismissed within ninety (90) days thereafter, or VPSH is adjudged bankrupt or shall make a general assignment for the benefit of its creditors or any assignment in the nature of such a general assignment, or in case a receiver is appointed for its business.

6. Infringement.

     6.1 ETCR and VPS shall jointly and severally indemnify, defend and hold harmless VPSH, its parent, subsidiaries, affiliates and customers (each an "Indemnitee" and collectively, the "Indemnities") from and against any and all damage, expense, liability, and cost (including attorneys fees and expenses) arising out of any suit, demand, claim, action or proceeding brought against VPSH based upon any alleged infringement by the intellectual property covered by the Patent Application or the Technology, of the patents, copyrights or mask work rights owned by any third party, or upon any alleged disclosure or misuse by ETCR or VPS of trade secrets of a



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     third party.  VPSH agrees to provide  prompt written notice to ETCR and VPS upon receipt by any Indemnitee of any suit, claim, action or proceeding alleging such infringement (provided however, that the failure to provide prompt notice will not relieve or release ETCR or VPS of thier indemnity obligation, except to the extent it has been prejudiced by the delay), and ETCR and VPS shall have the right to defend such suit, claim, action or proceeding at its own expense. Such Indemnitee may participate in such defense at its own expense and will reasonably cooperate with ETCR and VPS, at the expense of ETCR and VPS, in the defense thereof. Notwithstanding the foregoing, in the event that a settlement would require any action or inaction by Indemnitee (including payments not covered under the terms of this Agreement), neither ETCR nor VPS may enter into the settlement agreement without Indemnitee's written consent, which consent will not be unreasonably withheld.

7. Representations and Warranties.

     7.1 ETCR and VPS jointly and severally represent, warrant and covenant to VPSH and Envoii that as of the date hereof:

          (a) Each is a corporation duly organized, validly existing and in good standing under the laws of the State of its organization, with full corporate power to carry on its business and activities as now being conducted.

          (b) This Agreement has been duly authorized, executed and delivered by each of ETCR and VPS. Each of ETCR and VPS has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. No other act, approval or proceeding on the part of either ETCR and VPS is or will be required to authorize the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

          (c) The execution and delivery by each of ETCR and VPS of this Agreement will not, and the fulfillment of and compliance by either ETCR or VPS with the terms, conditions and provisions hereof will not, (i) conflict with any of the terms, conditions or provisions of the organizational documents of either ETCR or VPS, (ii) violate any term, condition or provision of, or require any consent, authorization or approval under, any judicial or arbitration judgment, order, award, writ, injunction or decree applicable to ETCR or VPS, or (iii) conflict with, result in a breach of, constitute a default under (whether with or without the giving of notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any document, instrument, agreement or license to which ETCR or VPS is a party or is bound or to which any of the assets or properties of ETCR or VPS are subject.

          (d) Subject to the termination of the Original License Agreement and the Venture Agreement (i), each of ETCR and VPS has full and sufficient right, title and authority to assign or grant the rights and/or licenses granted to VPSH under this Agreement; and (ii) no claim (whether or not embodied in an action, past or present) of infringement been threatened or asserted in connection with the Patent Application or the Technology or the rights licensed to VPSH hereunder, and no such claim is pending against ETCR or VPS or, to best of the knowledge of each of ETCR and VPS, against any entity from which either ETCR or VPS has obtained such rights.




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     7.2 VPSH hereby represents,  warrants and covenants to ETCR, VPS and Envoii that as of the date hereof:

          (a) VPSH is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Kentucky, with full corporate power to carry on its business and activities as now being conducted.

          (b) This Agreement has been duly authorized, executed and delivered by VPSH. VPSH has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. No other act, approval or proceeding on the part of VPSH is or will be required to authorize the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

          (c) The execution and delivery by VPSH of this Agreement will not, and the fulfillment of and compliance by VPSH with the terms, conditions and provisions hereof will not, (i) conflict with any of the terms, conditions or provisions of the organizational documents of VPSH, (ii) violate any term, condition or provision of, or require any consent, authorization or approval under, any judicial or arbitration judgment, order, award, writ, injunction or decree applicable to VPSH, or (iii) conflict with, result in a breach of, constitute a default under (whether with or without the giving of notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any document, instrument, agreement or license to which VPSH is a party or is bound or to which any of the assets or properties of VPSH are subject.

     7.3 Envoii hereby represents, warrants and covenants to ETCR, VPS and VPSH that as of the date hereof:

          (a) Envoii is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, with full corporate power to carry on its business and activities as now being conducted.

          (b) This Agreement has been duly authorized, executed and delivered by Envoii. Envoii has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder. No other act, approval or proceeding on the part of Envoii is or will be required to authorize the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

          (c) The execution and delivery by Envoii of this Agreement will not, and the fulfillment of and compliance by Envoii with the terms, conditions and provisions hereof will not, (i) conflict with any of the terms, conditions or provisions of the organizational documents of Envoii, (ii) violate any term, condition or provision of, or require any consent, authorization or approval under, any judicial or arbitration judgment, order, award, writ, injunction or decree applicable to Envoii, or (iii) conflict with, result in a breach of, constitute a default under (whether with or without the giving of notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any document, instrument, agreement or license to which Envoii is a party or is bound or to which any of the assets or properties of Envoii are subject.




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8. Confidentiality Of Proprietary Information.

     8.1 Each party hereto acknowledges that it may receive information and materials from the other party may be considered confidential and proprietary ("Confidential Information"). Confidential Information may be furnished in any tangible or intangible form including, but not limited to, writings, drawings, computer tapes and other electronic media, email, samples, netlists, designs, and verbal communications. Any Confidential Information furnished in tangible form shall be conspicuously marked as such and the content of any verbal communication will be considered Confidential if the discloser identifies it as such, prior to disclosure. Neither party shall disclose such information to any third party without the prior written consent of the other party. In addition, neither party use the Confidential Information of the other party, except as reasonably necessary for the receiving party to perform its obligation pursuant to this Agreement. Each party shall protect any Confidential Information from disclosure to others with at least the same degree of care as such party exercises to protect its own information of similar type and importance, but in no event with less than reasonable care. These obligations of confidentiality shall remain in effect for a period of five (5) years from the date of disclosure; provided, however, the obligation of confidentiality shall not apply, or shall cease to apply, to any information which:

          (a) was known to the receiving party prior to its receipt hereunder;

          (b) is or becomes publicly available without breach of this Agreement;

          (c)  is  received   from  another   party  without  an  obligation  of
     confidentiality to the disclosing party and without breach of this Agreement;

          (d) is disclosed by the disclosing party to another party without an obligation of confidentiality;

          (e) is developed independently by employees of the receiving party without use of or reference to such information; or

          (f) is disclosed by the receiving party pursuant to court order provided that the originally disclosing party is given timely notice to permit such party a reasonable opportunity to object to or restrict such disclosure requirement to the extent practicable, and then such disclosure shall be permitted only subject to the terms and conditions of such order.

9.       Disclaimer Of Warranties; Limitation of Liabilities.

     9.1 NONE OF ETCR, VPS, VPSH OR ENVOII MAKE ANY WARRANTIES WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OTHER THAN AS EXPRESSLY SET FORTH HEREIN AND EACH PARTY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

     9.2 EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS EXPRESSLY SET FORTH IN SECTIONS 6.1, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING LOSS OF INCOME, PROFITS OR GOODWILL) ARISING UNDER OR IN RELATION TO THIS AGREEMENT WHETHER BASED ON AN ACTION OR CLAIM IN CONTRACT, EQUITY, NEGLIGENCE, INTENDED CONDUCT, TORT OR OTHERWISE AND EACH PARTY HEREBY WAIVES ANY CLAIMS WITH RESPECT THERETO.



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10. General Provisions.

     10.1 This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. VPSH (or its successors or permitted assigns) may assign this Agreement and its rights and obligations hereunder, (a) only in its entirety, and (b) with the prior written consent of ETCR and VPS, which consent may not be unreasonably withheld. Each and every successor and permitted assign to the interests of either party to this Agreement shall hold such interests subject to the terms, conditions and provisions of this Agreement. Notwithstanding the above, either party may assign this Agreement as part of a merger, acquisition, or if it is incorporated into another entity.

     10.2 Nothing in this Agreement shall preclude a party from seeking equitable or injunctive relief from a court on an emergency, temporary or expedited basis prior to the pendency of a litigation proceeding.

     10.3 This Agreement will be construed, governed, interpreted, and applied in accordance with the laws of the State of Texas, without regard to its choice of laws principles. This Agreement is performable, in whole or in part, in the State of Texas.

     10.4 This Agreement constitutes the entire understanding of the parties with respect to the licenses under the Patent Application and the Technology and supersedes any and all prior agreements, written and oral, with respect to the same. No change, amendment, waiver or modification of any provision of this Agreement will be valid unless set forth in a written instrument executed by the parties.

     10.5 This Agreement may be executed in multiple counterparts, each of which will be considered an original and all of which together will constitute one agreement. This Agreement may be executed by the attachment of signature pages which have been previously executed.

     10.6 The failure of any party to exercise any right or remedy provided for herein, or to insist upon compliance with any term or condition herein, will not be deemed a waiver of any right or remedy hereunder. Nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

     10.7 All notices to either Party required or permitted under this Agreement will be in writing and deemed delivered (i) upon receipt if by hand, overnight or two-day courier or verified facsimile transmission and (ii) ten (10) days after mailing by first class, registered or certified mail, postage prepaid, return receipt requested, to the addresses above set forth, or to such other address for a party as will be specified by like notice.

     10.8 This Agreement does not constitute any party an agent, legal representative, joint venturer, partner or employee of the other for any purpose whatsoever and no party is in any way authorized to make any contract, agreement, warranty or representation or to create any obligation, express or implied, on behalf of any other party.



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     10.9 Each provision of this Agreement will be considered  severable and if, for any reason, any provision hereof is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by any court or agency having valid jurisdiction, such provision will be given the maximum permissible effect, such invalidity or illegality will not impair the operation or affect the remaining provisions of this Agreement, such remaining provisions will continue to be given full force and effect and bind the parties, and such invalid provisions will be deemed not to be a part of this Agreement to the extent they are invalid.

     10.10 All headings and subheadings are provided for convenience only and will have no interpretive or substantive effect on the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties' authorized representatives have executed this Agreement as of the date first above written.

EQUITY TECHNOLOGIES &                   VERIFIED PRESCRIPTION
RESOURCES, INC.                         SAFEGUARDS, INC.

By:  /s/ James Kemper Millard           By:  /s/ James Kemper Millard
    --------------------------------        -------------------------------
Name:  James Kemper Millard             Name:  James Kemper Millard
      ------------------------------          -----------------------------
Title: President/CEO                    Title: President/CEO
      ------------------------------          -----------------------------

VPS HOLDING, LLC                        ENVOIIHEALTHCARE, L.L.C.


By: /s/ Scott A. Haire                  By:  /s/ Scott A. Haire
    --------------------------------        -------------------------------
Name:  Scott A. Haire                   Name:  Scott A. Haire
      ------------------------------          -----------------------------
Title:  President                       Title:  President
       -----------------------------           ----------------------------









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